Exhibit 99.4

AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of February 2, 2018, by and between Global Partner Acquisition Corp., a Delaware corporation, which will be known after the consummation of the transactions contemplated by the Merger Agreement (as defined below) as “Purple Innovation, Inc.” (including any successor entity thereto, the “Company”), and Global Partner Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Registration Rights Agreement.

RECITALS

WHEREAS, the Company and Sponsor are parties to that certain Registration Rights Agreement, dated as of July 29, 2015 (the “Registration Rights Agreement”), pursuant to which the Company granted certain registration rights to the Sponsor with respect to the Company’s securities;

WHEREAS, the Company is a party to that certain Agreement and Plan of Merger, dated as of November 2, 2017 (as amended, the “Merger Agreement”), with Purple Innovation, LLC, a Delaware limited liability company (“Purple”), PRPL Acquisition, LLC (“Merger Sub”), InnoHold, LLC, a Delaware limited liability company (“InnoHold”), and Global Partner Sponsor I LLC, in its capacity thereunder as the Parent Representative (as defined in the Merger Agreement) (the “Parent Representative”), pursuant to which, subject to the terms and conditions thereof, Merger Sub will merge with and into Purple with Purple continuing as the surviving entity (the “Merger”);

WHEREAS, in connection with the Merger Agreement, the Company and the Sponsor entered into certain subscription and subscription and backstop agreements (the “Subscription Agreements”) with certain investors who agreed to purchase shares of Common Stock in open market purchases, privately negotiated purchases with third parties and/or a private placement with the Company to occur immediately prior to or simultaneously with the consummation of the transactions under the Merger Agreement (the “Closing”), and Sponsor agreed to transfer to such investors certain of its Founder Shares and Private Placement Warrants (the “Transferred Sponsor Securities”); and

WHEREAS, the parties hereto desire to amend the Registration Rights Agreement to revise the terms thereof in order to reflect the transactions contemplated by the Merger Agreement and the Subscription Agreements, and the registration rights granted in connection therewith.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       Amendments to Registration Rights Agreement. The Parties hereby agree to the following amendments to the Registration Rights Agreement:

(a)       The defined terms in this Amendment, including in the preamble and recitals hereto, are hereby added to the Registration Rights Agreement as if they were set forth therein.

(b)       Section 1.1 of the Registration Rights Agreement is hereby amended to add the following definitions:

“InnoHold Registration Rights Agreement” means that certain Registration Rights Agreement to be entered into by the Company, InnoHold and the Parent Representative in connection with the Closing, as amended.

“InnoHold Securities” means those securities included in the definition of “Registrable Securities” specified in the InnoHold Registration Rights Agreement.

“Other Registrable Securities” means the InnoHold Securities and any PIPE Registrable Securities.

“Other Registration Rights Agreements” means the InnoHold Registration Rights Agreement and any PIPE Registration Rights Agreements.

“PIPE Registrable Securities” means any securities which the Company may have obligations to register under the PIPE Registration Rights Agreements.

“PIPE Registration Rights Agreements” means any registration rights agreements that have been or will be entered into by the Company prior to or in connection with the Closing in connection with any subscription and/or backstop arrangements with potential investors in the Company in connection with the Closing.

(c)       From and after the Closing, the term “Common Stock” will be the Class A Common Stock, par value $0.0001 per share, of the Company, and any successor common equity securities into which such securities are exchanged or converted.

(d)       Section 2.1.4 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Common Stock or other equity securities that the Company desires to sell and the Common Stock, if any, as to which a Registration has been requested pursuant to separate written contractual piggy-back registration rights held by any other security holders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities. In the event that Company securities that are convertible into Common Stock are included in the offering, the calculations under this Section 2.1.4 shall include such Company securities on an as-converted to Common Stock basis.”

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(e)       Section 2.2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

“2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Common Stock or other Company securities that the Company desires to sell, taken together with (i) the Common Stock or other Company securities, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder (ii) the Registrable Securities as to which registration has been requested pursuant Section 2.2 hereof, and (iii) the Common Stock or other Company securities, if any, as to which Registration has been requested pursuant to separate written contractual piggy-back registration rights of other security holders of the Company, exceeds the Maximum Number of Securities, then:

(a)       If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration: (A) first, the Common Stock or other securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Other Registrable Securities as to which piggy-back registration has been requested pursuant to the Other Registration Rights Agreements and the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, together that can be sold without exceeding the Maximum Number of Securities, with the Other Registrable Securities and Registrable Securities being included pro rata in accordance with the number of securities that each such person or entity has requested be included in such piggy-back registration, regardless of the number of securities held by each such person or entity (such proportion is referred to herein as “Pro Rata”); and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Company securities, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

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(b)       If the Registration is a “demand” registration undertaken at the demand of holders of Other Registrable Securities under an Other Registration Rights Agreement, the Company shall include in any such Registration: (A) first, the Other Registrable Securities for the account of the demanding holders under the Other Registration Rights Agreement that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Other Registrable Securities as to which piggy-back registration has been requested pursuant to the Other Registration Rights Agreements (excluding the holders who exercised such demand rights) and the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, together that can be sold without exceeding the Maximum Number of Securities, with such Other Registrable Securities and Registrable Securities being included Pro Rata; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons or entities that the Company is obligated to register pursuant to written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities; and

(c)       If the Registration is a “demand” registration undertaken at the demand of persons or entities other than the holders of Registrable Securities or Other Registrable Securities, the Company shall include in any such Registration (A) first, the Common Stock or other securities for the account of such demanding persons or entities that can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Other Registrable Securities as to which piggy-back registration has been requested pursuant to the Other Registration Rights Agreements and the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, together that can be sold without exceeding the Maximum Number of Securities, with such Other Registrable Securities and Registrable Securities being included Pro Rata; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons or entities that the Company is obligated to register pursuant to written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

In the event that Company securities that are convertible into Common Stock are included in the offering, the calculations under this Section 2.2.2 shall include such Company securities on an as-converted to Common Stock basis. Notwithstanding anything to the contrary contained above, to the extent that the registration of Registrable Securities would prevent the Company or the demanding stockholders from effecting such registration and offering, the Holders shall not be permitted to exercise piggy-back rights under this Section 2.2 with respect to such registration and offering.”

(f)       The parties hereby acknowledge and agree that the Transferred Sponsor Securities shall not be Registrable Securities under this Agreement and the holders thereof shall have no rights hereunder.

(g)       Notwithstanding Section 5.1 of the Agreement, notices to the Company under this Agreement shall be addressed to: Purple Innovation, Inc., 123 E. 200 N., Alpine, UT 84004, Attn: Casey McGarvey, Email: casey@purple.com; with a copy to (which shall not constitute notice): Dorsey & Whitney LLP, 111 S. Main St., Suite 2100, Salt Lake City, UT 84111, Attn: Nolan S. Taylor, Email: taylor.nolan@dorsey.com, Fax: (801) 933-7373, Tel: (801) 933-7366.

(h)       The parties acknowledge that notwithstanding Section 5.6 of the Agreement, the Company has granted registration rights under the Other Registration Rights Agreements to the holders of Other Registrable Securities, and that this Agreement does not supersede such Other Registration Rights Agreements.

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(i)       The following Section 5.8 shall be added to the Agreement:

“5.8 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including”, “include” or “includes” in this Agreement shall be by way of example rather than by limitation.”

2.       Acknowledgement of other Registration Rights Agreement. Sponsor hereby acknowledges that, notwithstanding Section 5.6 of the Registration Rights Agreement, upon the consummation of the Merger, the Company will enter into the InnoHold Registration Rights Agreement with respect to the Company securities to be issued in the Merger to InnoHold, and consent to the foregoing.

3.       Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Registration Rights Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Registration Rights Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Registration Rights Agreement in the Registration Rights Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Registration Rights Agreement, as amended by this Amendment (or as the Registration Rights Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The terms of this Amendment shall be governed by and construed in a manner consistent with the provisions of the Registration Rights Agreement, including Section 5.4 thereof.

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IN WITNESS WHEREOF, the parties have caused this Amendment to Registration Rights Agreement to be executed and delivered as of the date first written above.

The Company:

GLOBAL PARTNER ACQUISITION CORP.

By:	/s/ Paul Zepf
	Name:	Paul Zepf
	Title:	Chief Executive Officer

Sponsor:

GLOBAL PARTNER SPONSOR I, LLC

By:	/s/ Paul Zepf
	Name:	Paul Zepf
	Title:	Managing Member

[Signature Page to Amendment to Founder Registration Rights Agreement]

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